Exhibit 99.3

Stepan Announces Agreement to Acquire a Commercial Business and Sulfonation Production Facility  in Brazil.

NORTHFIELD, Ill., July 20, 2016 -- Stepan Company (NYSE: SCL) today reported that its subsidiary in Brazil has reached an agreement with Tebras Tensoativos do Brazil Ltda. (Tebras) to acquire their  commercial business and with PBC Industria Quimica Ltda. (PBC) to acquire their sulfonation production facility.     The combined entities have annual sales of approximately $32 million dollars, 25,000 metric tons of sulfonation capacity and a large, diverse customer portfolio.

Both definitive agreements are subject to customary closing conditions and the transaction is projected to close in the fourth quarter of 2016.  The transaction is expected to have minimal impact on Stepan’s 2016 financial results.  Financial terms of the transaction were not disclosed.

“The acquisition of Tebras and PBC is expected to expand and diversify our customer base for sulfonated products in Brazil and to provide an opportunity to sell our broader surfactant portfolio to over 1,200 new customers who will benefit from Stepan’s technical service and formulation support,” said F. Quinn Stepan Jr., President and CEO of Stepan Company.  “Over time, we plan to utilize the newly acquired site within the greater Sao Paulo area to produce additional product lines.  This acquisition is expected to be slightly accretive to earnings for the first full year of ownership.”

CORPORATE PROFILE

Stepan Company is a major manufacturer of specialty and intermediate chemicals used in a broad range of industries.  Stepan is a leading producer of surfactants, which are the key ingredients in consumer and industrial cleaning compounds.  The Company is also a leading supplier of polyurethane polyols used in the expanding thermal insulation market and C.A.S.E. (Coatings, Adhesives, Sealants, and Elastomers) industries.

Headquartered in Northfield, Illinois, Stepan utilizes a network of modern production facilities located in North and South America, Europe and Asia.  The common stock is traded on the New York Stock Exchange (NYSE) under the symbol SCL.  For more information about Stepan Company please visit the Company online at www.stepan.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services: and other statements identified by words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “objective”, “outlook”, “plan”, “project”, “possible”,

“potential”, “should” and similar expressions.  These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to business, economic and competitive risks and uncertainties, many of which are difficult to predict and beyond our control, that could cause actual results to differ materially from those projected, anticipated or implied.

The most significant of these uncertainties are described in Stepan Company’s Form 10-K, Form 8-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to), risks related to our foreign operations, foreign currency fluctuations, certain global and regional economic conditions, costs related to expansion and other capital projects, the probability of future acquisitions and the uncertainties related to the integration of acquired businesses, the effect of customer product reformulations or new technologies, the loss of one or more key customer or supplier relationships, the costs and other effects of governmental regulation and legal and administrative proceedings, including the expenditures necessary to address and resolve environmental claims and proceedings, disruptions in production at manufacturing facilities, volatility of raw material, natural gas and energy costs, maintaining and protecting intellectual property rights, interruption or breaches of information technology systems, disruptions in transportation or significant changes in transportation costs, our level of indebtedness and general economic conditions.  These forward-looking statements and the information set forth herein speaks only as of the date hereof, and Stepan Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Source:   Stepan Company
Contact:  Scott D. Beamer847-446-7500